Exhibit 107

Calculation of Filing Fee Tables

Form S-1

Turnstone Biologics Corp.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(a)	6,670,000	$14.00	$93,380,000	0.00011020	$10,291.00

	Total Offering Amounts					$93,380,000	—	$10,291.00

	Total Fees Previously Paid							$9,505(5)

	Total Fee Offsets					—	—	—

	Net Fee Due					—	—	$786.00

(1)	Includes the 870,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.
(3)	Includes the aggregate offering price of 870,000 shares that the underwriters have the option to purchase.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act.
(5)	The Registrant previously paid a registration fee of $9,505 in connection with the initial filing of this Registration Statement on Form S-1 on June 12, 2023.